EXHIBIT 4.3









                                 SALES AGREEMENT

                                      AMONG

                                  CRESTAR BANK
                                  AS TRANSFEROR


                           CRESTAR SECURITIZATION, LLC
                                  AS DEPOSITOR


                                       AND


                       --------------------------------
                  NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY
                           AS ELIGIBLE LENDER TRUSTEE









                           DATED AS OF _______________



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                                TABLE OF CONTENTS

Section 1. Sale and Purchase.................................................2
Section 2. Purchase Price....................................................2
Section 3. Transfer of the Financed Student Loans............................2
Section 4. Representations and Warranties with Respect to the
           Transferor........................................................3
Section 5. Representations and Warranties with Respect to the Financed
           Student Loans.....................................................4
Section 6. Representations and Warranties of the Depositor...................8
Section 7. Covenants of the Transferor.......................................9
Section 8. Cure and Repurchase..............................................10
Section 9. Conveyance of Subsequent Financed Student Loans..................11
Section 10. Exchange of Financed Student Loans..............................13
Section 11. Conditions to Obligation of the Depositor.......................14
Section 12. Creation of Trust; Establishment of Accounts....................14
Section 13. Authority and Duties of Eligible Lender Trustee.................15
Section 14. Concerning the Eligible Lender Trustee..........................17
Section 15. Servicing.......................................................21
Section 16. Indemnification.................................................21
Section 17. Notices.........................................................23
Section 18. Severability of Provisions......................................24
Section 19. GOVERNING LAW...................................................24
Section 20. Agreement of the Transferor.....................................24
Section 21. Survival........................................................24
Section 22. Assignment; Third Party Beneficiary.............................25
Section 23. Miscellaneous...................................................25


Exhibit A   -     Assignment Agreement
Exhibit B   -     Subsequent Assignment Agreement
Schedule A  -     Financed Student Loans

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                                 SALES AGREEMENT



      THIS SALES AGREEMENT, made as of _______________ by and between Crestar Bank, a Virginia banking corporation (the "Transferor"), Crestar Securitization, LLC, a Virginia limited liability company (the "Depositor"), and ____________, a national banking association, not in its individual capacity but solely in its capacity as eligible lender trustee ("Eligible Lender Trustee"), recites and provides as follows:

                                    RECITALS

      WHEREAS, the Transferor has originated or acquired Student Loans from time to time;

      WHEREAS, the Depositor is engaged in the business of acquiring Student Loans through the Eligible Lender Trustee and transferring them to the Eligible Lender Trustee on behalf of one or more trusts formed by the Depositor to issue Student Loan Asset Backed Notes secured by Student Loans;

      WHEREAS, Schedule A hereto identifies the Financed Student Loans proposed to be transferred pursuant to this Sales Agreement;

      WHEREAS, upon transfer to it of the Financed Student Loans, the Depositor proposes to transfer them to Crestar Student Loan Trust ____-__, a Delaware business trust (the "Issuer"), pursuant to a Transfer and Servicing Agreement, dated as of ____________ ____, by and among the Depositor, the Issuer, Crestar Bank, as Administrator and Master Servicer, and _____________, a _________ banking association, not in its individual capacity but solely as Eligible Lender Trustee, which incorporates by reference the Standard Terms thereto (June 1998 Edition).

      WHEREAS, the Issuer intends to issue its Student Loan Asset Backed Notes, Class A LIBOR Rate Notes and Class B LIBOR Rate Notes (collectively, the "Notes"), pursuant to a master indenture dated as of _________, (the "Master Indenture"), by and between the Issuer and _________, as indenture trustee (the "Indenture Trustee"), as supplemented pursuant to a terms supplement dated as of _________, (the "Terms Supplement," and with the Master Indenture, the "Indenture").

      WHEREAS, the Notes will be sold pursuant to an underwriting agreement, dated as of ____________, (the "Underwriting Agreement"), by and among the Transferor, the Depositor, the Issuer and __________, as representative of the underwriters named therein (collectively, the "Underwriters").

      WHEREAS, the Notes have been registered with the Commission pursuant to a registration statement (No. 333-51725) dated ____________ __, 19__ (the
"Registration Statement"), which includes the prospectus dated ___________ __,


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____ and prospectus supplement dated ________ __, ____, pursuant to which the
Notes will be offered and sold (collectively, the "Prospectus").

      WHEREAS, capitalized terms used and not defined herein shall have the meanings assigned to them in the Transfer and Servicing Agreement (including Exhibit A to the Standard Terms) or in the Terms Supplement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  SALE AND PURCHASE.

(a) Subject to the terms and conditions of this Agreement, the Transferor agrees to sell, and the Depositor agrees to purchase through the Eligible Lender Trustee, without recourse except as provided herein, Financed Student Loans listed on Schedule A having an aggregate principal balance as of the opening of business on ________ (the "Cut-off Date"), of $______________.

(b) The sale of the Financed Student Loans shall be effected on the date of the issuance of the Notes, which is expected to be on or about __________ (the "Closing Date"), pursuant to the Assignment substantially in the form attached hereto as Exhibit A (the "Assignment Agreement").

(c) From time to time, the Transferor may transfer, pursuant to a Subsequent Financing Agreement substantially in the form attached hereto as Exhibit B (the "Subsequent Assignment Agreement"), Subsequent Financed Student Loans or Additional Financed Student Loans, but only on the same terms as Depositor is permitted to transfer Subsequent Financed Student Loans pursuant to the related Transfer and Servicing Agreement.

SECTION 2.  PURCHASE PRICE.

(a) On the Closing Date, as full consideration for the Transferor's sale of the Financed Student Loans for the benefit of the Depositor, the Depositor will cause the Eligible Lender Trustee on behalf of the Depositor to deliver to the Transferor cash in an amount equal to _______________.

(b) The Depositor or any assignee or transferee of the Depositor (which may include the Eligible Lender Trustee acting on behalf of the Issuer, or the Indenture Trustee) shall be entitled to all payments made on or after the Cut-off Date. All payments made before the Cut-off Date shall belong to the Transferor.


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SECTION 3.  TRANSFER OF THE FINANCED STUDENT LOANS.

      Upon sale of the Financed Student Loans, the ownership of each Financed Student Loan File with respect to each Financed Student Loan shall be vested in the Eligible Lender Trustee on behalf of the Depositor, and the ownership of all other records and documents with respect to the related Financed Student Loan prepared by or which come into the possession of the Transferor shall immediately vest in the Eligible Lender Trustee on behalf of the Depositor. The Transferor shall promptly deliver to the order of the Master Servicer any documents that come into its possession with respect to the Financed Student Loans following the sale of the Financed Student Loans hereunder. Prior to such delivery, the Transferor shall hold any such documents for the benefit of the Eligible Lender Trustee on behalf of the Depositor, its successors and assigns.

SECTION 4.  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE TRANSFEROR.

      The Transferor makes the following representations on which the Depositor is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans. The representations shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization. The Transferor is duly organized and validly existing as a Virginia banking corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Transferor or its ability to consummate the transactions contemplated by the Basic Documents, and the Transferor had at all relevant times, and has, the power, authority and legal right to originate, acquire and own the Financed Student Loans.

(b) Due Qualification. The Transferor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business shall require such qualification except for such licenses and approvals the absence of which would not have a material adverse effect on the Transferor or its ability to consummate the transactions contemplated by the Basic Documents.

(c) Power and Authority. The Transferor has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has requisite corporate power and authority to transfer and assign the property to be contributed and assigned to and deposited with the Depositor (or with the Eligible Lender Trustee on behalf of the Depositor) and the Transferor has duly authorized such transfer and assignment to the Depositor (or to the Eligible Lender Trustee on behalf of the Depositor) by all necessary corporate action on Transferor's part; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary corporate action on its part.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance

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with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks, the deposit accounts of which are insured by the FDIC, and subject to general principles of equity.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Transferor, or any material indenture, material agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Transferor, any material order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

(f) No Proceedings. To its best knowledge, there are no proceedings or investigations pending or threatened against the Transferor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Notes or the Certificates;
(ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents; (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, or any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer, the Notes or the Certificates.

(g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement and the performance by the Transferor of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

(h) No Amendment or Waiver. No provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform in any material respect to the other warranties contained in this Section or Section 5 hereof.

(i) No Broker. The Transferor has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor, except for the Underwriters to the extent described in the Prospectus Supplement.

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SECTION 5.  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE FINANCED
            STUDENT LOANS.

      The Transferor hereby makes the following representations and warranties as to the Financed Student Loans on which the Depositor is deemed to have relied in acquiring (through the Eligible Lender Trustee) such Financed Student Loans. Such representations and warranties speak as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Transfer Dates, in the case of the Subsequent Financed Student Loans or Additional Financed Student Loans, but shall survive the contribution, transfer and assignment of such Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Characteristics of Financed Student Loans. Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, (B) was originated or acquired by the Transferor in the ordinary course of its business, and (C) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yields interest at the rate applicable thereto (except as otherwise provided in the Transfer and Servicing Agreement), as such maturity may be modified in accordance with any applicable deferment or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act, the HEAL Act, the HEAL Insurance Contract or any Guarantee Agreement. Each Financed Student Loan that is a Stafford Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Interest Subsidy Payments and Special Allowance Payments from the Department of Education. Each Financed Student Loan that is a Consolidation Loan, a PLUS Loan, a SLS Loan or an Unsubsidized Stafford Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Special Allowance Payments from the Department of Education to the extent applicable. Each Financed FFELP Loan qualifies the holder thereof (assuming such holder is an eligible lender under the Higher Education Act and has a guarantee agreement with the applicable Guarantee Agency of such loan) to receive Guarantee Payments from the applicable Guarantee Agency in accordance with the applicable Guarantee Agreement. Each Financed HEAL Loan qualifies the holder thereof (assuming such holder is an eligible lender under the HEAL Act and has an insurance contract with the Secretary of HHS) to receive Insurance Payments from the Department of HHS in accordance with the HEAL Insurance Contract. At all times prior to the transfer of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor under this Agreement, the Transferor and each predecessor originator or holder of the Financed Student Loans (a) with respect to each Financed FFELP Loan was an eligible lender under the Higher Education Act and had a guarantee agreement with the applicable Guarantee Agency of such loan, and (b) with respect to each Financed HEAL Loan was an eligible lender under the HEAL Act and had an insurance contract with the Secretary of HHS.

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(b) Schedule of Financed Student Loans. The information concerning the Financed
Student Loans set forth in Schedule A to the Sales Agreement and Schedule A to the Subsequent Assignment Agreement is true and correct in all material respects as of the Cut-off Date (with respect to Schedule A to this Sales Agreement) or each applicable Subsequent Cut-off Date (with respect to the Subsequent Assignment Agreement), as applicable. The computer tape or electronic data transmission regarding the Initial Financed Student Loans is true and correct in all material respects as of the Cut-off Date and each computer tape or electronic data transmission regarding the Subsequent Student Loans and Additional Student Loans will be true and correct in all material respects as of the related Subsequent Cut-off Date.

(c) Compliance with Law. Except with respect to any VELA Service Errors that have been waived by the Department of Education and the applicable Guarantee Agency, at the time each Financed Student Loan was originated or made and at the execution of this Sales Agreement or the applicable Subsequent Assignment Agreement, as the case may be, each Financed Student Loan complied or complies, and the Transferor and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including the Higher Education Act with respect to FFELP Loans, the HEAL Act with respect to HEAL Loans, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other applicable consumer credit laws and equal credit opportunity laws.

(d) Binding Obligation. Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the related borrower, enforceable by or on behalf of the holder thereof against such borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity, and no Financed Student Loan has been satisfied, subordinated or rescinded.

(e) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to the Transferor's knowledge, threatened with respect to any Financed Student Loan.

(f) No Default. No Initial Financed Student Loan has a payment that is more than 90 days overdue as of the Cut-off Date, and no Subsequent Financed Student Loan or Additional Financed Student Loan will have a payment that is more than 90 days overdue as of its related Subsequent Cut-off Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and, except for payment defaults and other circumstances creating a delinquency continuing for a period of not more than 90 days, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Transferor has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

(g) Title. It is the intention of the Transferor that the transfer and assignment herein contemplated constitutes a sale of the Financed Student Loans from the Transferor to the Eligible Lender Trustee on behalf of the Depositor, and the beneficial interest in and title to such Financed Student Loans shall


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not be part of the debtor's estate in the event of the appointment of a receiver with respect to the Transferor. No Financed Student Loan has been transferred, assigned or pledged by the Transferor to any Person other than the Eligible Lender Trustee on behalf of the Depositor, or any such assignment or pledge has been released. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Depositor shall have good title to each such Financed Student Loan, free and clear of all Liens. No Financed Student Loan was subject to a third party's right of first refusal with respect to the transfer from the Transferor provided for herein, and the transfer of the Financed
Student Loans as contemplated hereby will not violate in any material respect the terms of any Subservicing Agreement or any other material agreement or arrangement to which the Transferor is a party.

(h) Lawful Assignment. No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the contribution, transfer and assignment of such Financed Student Loan under this Sales Agreement or any Subsequent Assignment Agreement is unlawful, void or voidable.

(i) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Eligible Lender Trustee on behalf of the Depositor a first perfected security interest in the Financed Student Loans (if, despite the express intention of the parties hereto, the transfer of the Financed Student Loans is deemed a loan), shall have been made or have been delivered for filing.

(j) One Original. To the best knowledge of the Transferor, there is only one original executed copy of each promissory note evidencing a Financed Student Loan.

(k) Principal Balance. The aggregate principal balance of the Initial Financed Student Loans set forth on Schedule A as of the Cut-off Date is $____________. Additionally, as of the Cut-off Date, the accrued interest on the Initial Financed Student Loans set forth on Schedule A other than with respect to Interest Subsidy Payments and Special Allowance Payments is
$----------.

(l) Interest Rate. Except with respect to TP Loans, each Financed FFELP Loan included in the Initial Financed Student Loans bears interest at the "applicable interest rate" permitted for such loan under the Higher Education Act. The Financed HEAL Loans included in the Initial Financed Student Loans bear interest, calculated on a variable rate basis, that varies every calendar quarter throughout the life of the loan. Under the HEAL Act, for each calendar quarter, the Department of HHS determines the general maximum annual HEAL interest rate by (i) determining the average of the bond equivalent rates reported for the 91-day U.S. Treasury bills auctioned for the preceding calendar quarter, (ii) adding three percentage points, and (iii) rounding that figure to the next higher one-eighth of one percent. Notwithstanding these general rates, however, with respect to the Financed HEAL Loans included in the Initial


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Financed Student Loans, the maximum amount under clause (ii) of the preceding sentence is ___ percentage points during the repayment periods, and ____ percentage points (for loans disbursed from _______________ through __________________) or ____ percentage points (for loans disbursed on or after
_______________) during in-school periods, grace periods and deferment periods. As of the Cut-off Date, of the Financed HEAL Loans included in the Initial Financed Student Loans, $_________ aggregate principal amount bears interest at the rate of ____% per annum (applying ____ percentage points), $__________ aggregate principal amount bears interest at the rate of ____% per annum (applying ____ percentage points), and $_________ aggregate principal amount bears interest at the rate of ____% per annum (applying ____ percentage points).

(m) Interest Accruing. Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the Obligor or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

(n) Location of Financed Student Loan Files. The Financed Student Loan Files are kept in accordance with Section 4.2(b) of the Standard Terms to Transfer and Servicing Agreement.

(o) Sale for Accounting. The Transferor will treat the transfer of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor as a sale on its books and records in accordance with generally accepted accounting principles.

(p) Prospectus Description. The description of the Financed Student Loans set forth in the Prospectus Supplement under the heading "The Financed Student Loans" does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(q) Consideration Received. The consideration received by the Transferor upon the sale of the Financed Student Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Financed Student Loans.

(r) Solvency. The Transferor is solvent, and the sale of the Financed Student Loans will not cause the Transferor to become insolvent. The sale of the Financed Student Loans is not undertaken with the intent to hinder, delay or defraud any of the Transferor's creditors, in contemplation of insolvency, or with a view to preferring one creditor over another or preventing the disposition of its assets in the manner required by applicable law and/or regulations.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

      The Depositor hereby represents and warrants to Transferor as of the Closing Date:

(a) Organization. The Depositor is duly organized and validly existing as a Virginia limited liability company with the power and authority to own its properties and to conduct its business as such properties are currently owned


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and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the transfer or its ability to consummate the transactions contemplated by the Basic Documents.

(b) Due Qualification. The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business shall require such qualification except for such licenses and approvals the absence of which would not have a material adverse effect on the Depositor or its ability to consummate the transactions contemplated by the Basic Documents.

(c) Power and Authority. The Depositor has the requisite entity power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary entity action on its part.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not violate, result in any breach of any of terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Operating Agreement of the Depositor or any material indenture, material agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Depositor, any material order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f) No Proceedings. To its best knowledge, there are no proceedings or investigations pending or threatened against the Transfer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Notes or the Certificates;
(ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents; (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer, the Notes or the Certificates.

(g) All Consents. All authorizations, consents, order or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor of this Agreement and the performance by the Depositor of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

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SECTION 7.  COVENANTS OF THE TRANSFEROR.

      The Transferor hereby covenants to the Depositor as follows:

(a) Simultaneously with the execution hereof, the Transferor shall execute and deliver a Secretary's or Assistant Secretary's Certificate relating to the Transferor's authority to enter into the transactions contemplated by this Agreement.

(b) On or before the Closing Date, the Transferor shall take all steps required of it to effectuate the transfer of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor, free and clear of any lien, charge, or encumbrance.

(c) The Transferor shall deliver or cause to be delivered to the Depositor (i) an Opinion of Counsel as to various corporate matters substantially in a form satisfactory to the Depositor and (ii) such other Opinions of Counsel, if any, as are required by any Rating Agency for the issuance of the ratings on the Notes specified in Section 11(e) below.

(d) The Transferor shall record its transfer of the Financed Student Loans to the Depositor as a sale of its interest therein under generally accepted accounting principles as described in Statement No. 125 of the Financial Standards Accounting Board. The Transferor shall also report the transfer as a sale in all financial statements and reports to regulatory and supervisory agencies and authorities to which it reports, if any.

SECTION 8.  CURE AND REPURCHASE.

(a) Repurchase upon Breach; Reimbursement. The Transferor, Depositor, Master Servicer or Eligible Lender Trustee, as the case may be, shall notify the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the representations and warranties of the Transferor made pursuant to Sections 4 and 5 hereof that has resulted in the failure of a Guarantee Agency to make a Guarantee Payment or the Department of HHS to make an Insurance Payment to the Eligible Lender Trustee. Unless any such breach shall have been cured within 120 days following the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Depositor, Eligible Lender Trustee or Master Servicer of such breach, the applicable Financed Student Loan shall be retransferred, reassigned, resetover and otherwise reconveyed to the Transferor as of the first day succeeding the end of such 120-day period that is the last day of a Collection Period; PROVIDED, HOWEVER, that in the case of any representation or warranty the breach of which may be cured by reinstatement of the Guarantee Agency's obligation to guarantee payment or the Department of HHS's obligation to insure payment, such cure period shall be 360 days (instead of 120 days), in each case following the earlier of the date on which such breach is discovered by the Transferor and the date of the Servicer's receipt of the Guarantee Agency or the Department of HHS reject transmittal form with respect to such Financed Student Loan. Notwithstanding the foregoing, if as of the last day of any Collection Period the aggregate principal amount of Financed Student Loans with respect to which claims have been filed with and rejected by a Guarantee Agency or the Department of HHS as a result of a breach of a representation or warranty of the Transferor


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

in Section 4 or Section 5 hereof or a breach of the obligations of the Master Servicer under Sections 5.1 through 5.4 of the Standard Terms to Transfer and Servicing Agreement or with respect to which the Master Servicer determines that claims cannot be filed pursuant to the Higher Education Act or the HEAL Act, as the case may be, as a result of such a breach exceeds the lesser of $250,000 or 0.25% of the Pool Balance as of such date, the Transferor shall repurchase within 120 days of a written request by the Eligible Lender Trustee, affected Financed Student Loans in an aggregate principal amount such that after such repurchases (or purchases by the Master Servicer pursuant to Section 5.5 of the Standard Terms to Transfer and Servicing Agreement) the aggregate principal amount of affected Financed Student Loans is equal to or less than the lesser of $250,000 or 0.25% of the Pool Balance. The Financed Student Loans to be repurchased by the Transferor pursuant to the preceding sentence (or by the Master Servicer pursuant to Section 5.5 of the Standard Terms to Transfer and Servicing Agreement) will be based on the date of claim rejection, with the Financed Student Loans with the earliest such dates to be repurchased or purchased first. In consideration of and simultaneously with the repurchase of the Financed Student Loan, the Transferor shall remit the Purchase Amount to the Depositor, and the Eligible Lender Trustee and Depositor shall execute such assignments and other documents reasonably requested by the Transferor in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Transferor.

(b) In addition, if any such breach does not trigger such a repurchase obligation but does result in (i) the refusal by the Department of HHS to insure the applicable portion of the accrued interest with respect to any Financed HEAL Loan, or (ii) the refusal by a Guarantee Agency to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Eligible Lender Trustee on behalf of the Depositor to repay to the Department of Education) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed FFELP Loan, then, unless such breach, if curable, is cured within 120 days following the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Eligible Lender Trustee, the Transferor shall, at its option, either (y) repurchase such Financed Student Loan (but only if an actual failure to pay any such amount to the Eligible Lender Trustee occurs or the Eligible Lender is required to repay such an amount which has been previously paid) at the applicable Purchase Amount, or (z) reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in
Section 6.4 of the Standard Terms to Transfer and Servicing Agreement not later than the last day of the Collection Period in which such 120th day occurs (or, to the extent that all or a portion of such amount is not otherwise due and payable as of such date, that portion shall be remitted to the Collection Account on the last day of the Collection Period during which such amount would otherwise be due and payable).

(c) In lieu of remitting the Purchase Price with respect to a Financed Student Loan to be repurchased pursuant to Section 8(b) hereof, the Transferor may transfer to the Eligible Lender Trustee Subsequent Financed Student Loans as provided in Section 10(a) hereof.

(d) The sole remedy of the Depositor, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the representations and warranties of the Transferor pursuant to Sections 4 and 5 hereof and the agreements contained in this Section 8 shall be to require the Transferor to repurchase Financed Student Loans or to reimburse the Depositor as provided above pursuant to this Section 8, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 8.

SECTION 9.  CONVEYANCE OF SUBSEQUENT FINANCED STUDENT LOANS.

(a) In addition to the Financed Student Loans transferred on the Closing Date, the Transferor may, from time to time, sell Subsequent Financed Student Loans to the Depositor in accordance with the provisions of this Section 9. The sale shall include all right, title and interest of the Transferor in and to each Subsequent Financed Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the related Subsequent Cut-off Date), and all written communications received by the Transferor with respect thereto and still retained by the Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cut-off Date, and the proceeds of any and all of the foregoing.

(b) Subsequent Financed Student Loans that may be transferred by the Transferor pursuant to this Section 9 include:

(i) A Consolidation Loan or a HEAL Consolidation Loan being made by the Transferor, provided that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans or HEAL Consolidation Loans transferred to the Depositor pursuant to this Agreement exceed $____________; and

(ii) One or more Serial Loans owned by the Transferor that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency or insured by the Department of HHS) to an existing Financed Student Loan owned by the Trust; PROVIDED that each such Subsequent Financed Student Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and PROVIDED FURTHER, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred to the Depositor pursuant to this Agreement exceed $___________.

(c) Any sale of Subsequent Financed Student Loans shall be subject to the following conditions:

(i) The Transferor shall have delivered to the Eligible Lender Trustee a duly executed Subsequent Assignment Agreement (including an acceptance by the Eligible Lender Trustee) in substantially the form of Exhibit B, which shall include supplements to Schedule A, listing such Subsequent Financed Student Loans;

(ii) The Transferor shall have delivered, at least two days' prior to the Transfer Date, notice of such transfer to the Eligible Lender Trustee, including a listing of the aggregate principal balance of such Subsequent Financed Student Loans;

(iii) The Transferor shall, to the extent required by Section 10, have deposited in the Collection Account all collections received in respect of the Subsequent Financed Student Loans on or after each applicable Subsequent Cut-off Date and all required Adjustment Payments;

(iv) As of such Transfer Date, the Transferor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

(v) No Event of Default shall have occurred and be continuing as of such Transfer Date and no Master Servicer Default or Administrator Default shall have occurred and be continuing as of such Transfer Date;

(vi) The Subsequent Finance Period shall not have terminated;

(vii) The Transferor shall have delivered to the Eligible Lender Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 10; and

(viii)no selection procedures believed by the Transferor to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Subsequent Financed Student Loans.

(d) Upon delivery of Subsequent Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor pursuant to this Section 9, the Transferor may direct the Depositor to direct the Eligible Lender Trustee and the Indenture Trustee to apply Consolidation Prepayments on deposit in the Collection Account to pay to the Transferor the Subsequent Financing Purchase Price for such Subsequent Financed Student Loans in immediately available funds.

SECTION 10. EXCHANGE OF FINANCED STUDENT LOANS.

(a) In lieu of purchasing or repurchasing Financed Student Loans for cash pursuant to Section 8(b), the Transferor may, subject to Section 9(c), transfer to the Eligible Lender Trustee on behalf of the Depositor during the Subsequent Finance Period a Subsequent Financed Student Loan which satisfies the following additional criteria: (A) the Subsequent Financed Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Subsequent Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed

Student Loan for which it is being exchanged and (C) the average principal balance per Obligor of the Subsequent Financed Student Loans that are being transferred to the Eligible Lender Trustee on behalf of the Depositor on each Subsequent Transfer Date and the existing Financed Student Loans for which they are being exchanged pursuant to this Section 10(a) is within 10% (plus or minus) of the average principal balance per Obligor of the Financed Student Loans being transferred to the Transferor on such Transfer Date.

(b) Upon receipt of such Subsequent Financed Student Loans, the Eligible Lender Trustee and the Depositor shall execute and deliver to the Transferor an Assignment in substantially the form of Annex B to Exhibit B of this Sales Agreement.

(c)   Adjustment Payments.

(i) If on any Transfer Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Transfer Date is less than that of all the Financed Student Loans for which they are being exchanged, the Transferor shall pay to the Depositor on the related Subsequent Finance Date an amount equal to such difference.

(ii) If on any Transfer Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Subsequent Financed Student Loans being exchanged on such Subsequent Transfer Date is greater than that of all the Financed Student Loans for which they are being exchanged, the Depositor shall pay to the Transferor an amount equal to such excess.

SECTION 11. CONDITIONS TO OBLIGATION OF THE DEPOSITOR.

      The obligation of the Depositor hereunder to purchase the Financed Student Loans is subject to:

(a) The accuracy in all material respects of all of the representations and warranties of the Transferor under this Agreement, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Depositor having received the following documents (collectively, the "Closing Documents") in such forms as are agreed upon and acceptable to the Depositor, duly executed by all signatories other than the Depositor as required pursuant to the respective terms thereof:

(i)   An Assignment Agreement substantially in the form of Exhibit A hereto;

(ii) An Opinion of Counsel for the Transferor as to various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in Section 11(e) below, each of which shall be acceptable to the Depositor, its counsel, the Underwriters, their counsel, and the Rating Agencies (it being understood that such opinions shall expressly provide that the Indenture Trustee shall be entitled to rely on such Opinions of Counsel); and

(iii) A letter from __________ the date hereof containing in substance the information required by Section ______ of the Underwriting Agreement.

(c) All other terms and conditions of this Agreement shall have been complied with;

(d) The purchase by the Underwriters of the Notes pursuant to the terms of the Underwriting Agreement; and

(e) The receipt of written confirmation from each of the Rating Agencies that it has assigned the respective ratings to each Class of Notes set forth in the Prospectus.

SECTION 12. CREATION OF TRUST; ESTABLISHMENT OF ACCOUNTS.

(a) Purpose. The trust created by this Sales Agreement is formed, entered into and intended by the Depositor to create a trust for the purpose of the Eligible Lender Trustee (a) to acquire Financed Student Loans from funds provided by the Depositor and held in trust hereunder, (b) to hold all right, title and interest to the Financed Student Loans acquired hereunder for the sole and exclusive benefit of the Depositor upon and after the acquisition of the Financed Student Loans and until their transfer to the Eligible Lender Trustee on behalf of the Issuer and (c) to maintain and comply with the terms of this Sales Agreement and the other Basic Documents.

(b) Creation of Trust for the Benefit of the Depositor. The Depositor shall cause to be deposited hereunder from time to time with the Eligible Lender Trustee cash to be used by the Eligible Lender Trustee to acquire Financed Student Loans from time to time upon written instructions of the Depositor (which cash shall be sufficient to acquire the Financed Student Loans which the Eligible Lender Trustee has been instructed to acquire) in the name of the Eligible Lender Trustee and using the Eligible Lender Trustee's lender identification code number _____ (the "Trustee's Lender Code"). Such cash, such Financed Student Loans acquired by the Eligible Lender Trustee, and the proceeds thereof, shall constitute the "Depositor Trust Estate" and shall be held, administered and distributed by the Eligible Lender Trustee as hereinafter set forth.

(c) Establishment of Acquisition Account for Loan Acquisitions. The Eligible Lender Trustee shall establish an acquisition account for loan acquisitions hereunder (the "Acquisition Account"). Such bank account shall be in the Eligible Lender Trustee's name, and all funds in such account and interest thereon shall be held in trust for the Eligible Lender Trustee, as trustee hereunder and for the sole and exclusive benefit of the Depositor. All cash caused to be deposited hereunder by the Depositor to be used by the Eligible Lender Trustee to acquire Financed Student Loans shall be wire transferred to the Acquisition Account or otherwise credited to the Acquisition Account through directions of the Depositor. To the extent such money is not required to be so used, it shall remain in the Acquisition Account or, upon the written direction of the Depositor, be distributed from the Depositor Trust Estate to the Depositor by wire transfer to the Depositor.

(d) Transfer of Financed Student Loans and Moneys in the Accounts to the Depositor. Upon the written direction of the Depositor to the Eligible Lender Trustee provided from time to time, the Eligible Lender Trustee shall transfer all Financed Student Loans acquired from moneys caused to be deposited hereunder by the Depositor, to the order of the Depositor, and shall wire transfer to the order of the Depositor all amounts held by the Eligible Lender Trustee in the Acquisition Account.

SECTION 13. AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

(a) General Authority. The Eligible Lender Trustee is authorized and directed on behalf of the Depositor (i) to acquire and hold legal title to the Financed Student Loans and (ii) to follow the direction of and cooperate with the Depositor in submitting, pursuing and collecting any claims to and with the Department of HHS and Department of Education, any Guarantee Agency and any Private Loan Program with respect to any Interest Subsidy Payments, Special Allowance Payments, and any other payments relating to the Financed Student Loans.

(b) General Duties. It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

(c) Action upon Instruction. The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability (except as such action is specifically required hereunder) on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(i) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction received from the Depositor, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

(ii) If the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Depositor, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents or such other agreements, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

(d) No Duties Except as Specified. The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Depositor Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement or the Basic Documents; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Depositor Trust Estate that result from actions by, or claims against, _________________ in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Depositor Trust Estate.

(e) No Action Except Under Specified Documents or Instructions. The Eligible Lender Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Depositor Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it or the Trust is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to this Section 13.

(f) Restrictions. The Eligible Lender Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 12.

SECTION 14. CONCERNING THE ELIGIBLE LENDER TRUSTEE.

(a) Acceptance. The Eligible Lender Trustee accepts the trust created hereby and designation of Eligible Lender Trustee on behalf of the Depositor with respect to the Financed Student Loans, and agrees to perform its duties hereunder in accordance with the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate under the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under the other Basic Documents, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 14(b) hereof expressly made by the Eligible Lender Trustee; PROVIDED, HOWEVER, that in no event shall the Eligible Lender Trustee be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Eligible Lender Trustee has been advised of the possibility of such damages. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Eligible Lender Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Eligible Lender Trustee unless it is proved that the Eligible Lender Trustee was negligent in ascertaining the pertinent facts;

(ii) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Depositor;

(iii) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or for any amounts owing under the Certificates;

(v) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor;

(vi) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Depositor, the Administrator, the Indenture Trustee or the Master Servicer under this Agreement or any of the other Basic Documents or otherwise, and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations  of the  Trust  under  this  Agreement  or the  other  Basic
      Documents that are required to be performed by the Administrator under the Transfer and Servicing Agreement, the Indenture Trustee under the Indenture or any Terms Supplement or the Master Servicer under the Transfer and Servicing Agreement;

(vii) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Depositor, unless the Depositor has offered to the Eligible Lender Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act; and

(viii)the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Depositor under this Agreement.

(b) Representations and Warranties. The Eligible Lender Trustee hereby represents and warrants to the Depositor that:

(i) It is a [national banking association] duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

(ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the other Basic Documents to which it is a party, and this Agreement and the other Basic Documents to which it is a party have been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and the other Basic Documents to which it is a party on its behalf, and when so executed shall be legal, valid and binding obligations of the Eligible Lender Trustee, enforceable against the Eligible Lender Trustee in accordance with their respective terms.

(iii) Neither the execution nor the delivery by it of this Agreement or the other Basic Documents to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof, will contravene any federal or state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(iv) It is an "eligible lender," as such term is defined in Section 435(d) of the Higher Education Act (and is otherwise eligible to be a lender under the FFEL Program under the regulations for the FFEL Program) and
      Section 292o(2) of the HEAL Act (and is otherwise eligible to be a HEAL lender or holder under the regulations for the HEAL Program), for purposes of holding legal title to the Financed Student Loans as contemplated by this Agreement and the other Basic Documents, and has obtained a lender identification number with respect to the Trust from the (A) Department of Education and has in effect a Guarantee Agreement with each of the Guarantors with respect to the Financed FFELP Loans and (B) the Department of HHS and has in effect the HEAL Insurance Contract with respect to the Financed HEAL Loans.

(c) Reliance. The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents, including the Administrator, or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care or by the Administrator or Depositor, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it or selected and employed by the Administrator or Depositor. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

(e) Not Acting in Individual Capacity. Except for the representations and warranties set forth in Section 14(b), in accepting the trust hereby created, _____________________ acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Depositor Trust Estate for payment or satisfaction thereof.

(f) Eligible Lender Trustee Not Liable for Financed Student Loans. The recitals contained in this Sales Agreement shall be taken as the statements of the Depositor, and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. Except as to a Guarantee Agency, the U.S. Secretary of Education or the U.S. Secretary of the Department of HHS, the Eligible Lender

Trustee shall at no time have any responsibility or liability (except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements or the HEAL Insurance Contract) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments or Insurance Payments of any Financed Student Loan, or for or with respect to the sufficiency of the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Depositor; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Transferor, Depositor, Administrator or Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Transferor, Depositor, Administrator, Indenture Trustee, Master Servicer or any subservicer taken in the name of the Eligible Lender Trustee; and the failure of the Financed Student Loans to be serviced in conformity with applicable regulations.

      Notwithstanding any provision in this Agreement or the Basic Documents, nothing in this Agreement or the Basic Documents shall be construed to limit the Eligible Lender Trustee's responsibility to the (i) Secretary of Education or a Guarantee Agency in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Trust, pursuant to 34 CFR 682.203(b) or any successor provision thereto; or (ii) the Department of HHS in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Trust, pursuant to the HEAL Act.

SECTION 15. SERVICING.

(a) The Transferor and the Depositor agree that the Financed Student Loans are to be serviced by the Master Servicer in accordance with the Transfer and Servicing Agreement.

(b) In consideration of the services rendered under the Transfer and Servicing Agreement, the Master Servicer shall be entitled to the Servicing Fee.

SECTION 16. INDEMNIFICATION.

(a) The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Sales Agreement.

(b) The Transferor shall indemnify, defend and hold harmless the Depositor and the Eligible Lender Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated by this Sales Agreement (except (i) taxes arising out of fees paid to the Eligible Lender Trustee, (ii) taxes arising out of the transfer of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Depositor, (iii) taxes arising out of the issuance and sale of the Notes or Certificates of a Series, (iv) taxes arising out of the ownership of the Financed Student Loans (including, without limitation, income taxes), and (v) taxes arising out of distributions on the Notes or Certificates of a Series (and costs and expenses in defending against the same).

(c) The Transferor shall indemnify, defend and hold harmless the Depositor and the Eligible Lender Trustee and their officers, directors, employees and agents from and against any and all Indemnifiable Expenses arising out of, or imposed upon such Person through, (i) the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Sales Agreement, or by reason of reckless disregard of its obligations and duties under this Sales Agreement or (ii) the Depositor's or the Issuer's violation of federal or state securities laws in connection with the sale of the Notes or certificates relating thereto; PROVIDED, HOWEVER, the Transferor shall not be liable for any such Indemnifiable Expenses imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in this Sales Agreement. Notwithstanding anything to the contrary contained in this Sales Agreement, in no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

(d) The Transferor shall indemnify, defend and hold harmless the Eligible Lender Trustee, the Delaware Trustee and their officers, directors, employees and agents from and against, Indemnifiable Expenses arising out of, incurred in connection with or relating to the Sales Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth in the Sales Agreement or other Basic Documents or the action or the inaction of such Person hereunder and under the other Basic Documents, except to the extent that such Indemnifiable Expenses: (i) shall be due to the willful misfeasance, bad faith or negligence of such Person, (ii) shall arise from any breach by such Person of its covenants under any of the Basic Documents; or
(iii) shall arise from the breach by such Person of any of its representations or warranties set forth in Section 12(b) hereof or Sections 7.3 or 7.8 of the Trust Agreement. In no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

(e) Pursuant to Section 6.7 of the Master Indenture, and subject to the limitations therein, the Transferor shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all Indemnifiable Expenses, to the extent and in the manner provided in the Indenture. In no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

(f) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee and the termination of the Sales Agreement, the Transfer and Servicing Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor without interest.

(g) Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 13, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under
Section 13, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(h) The indemnified party will not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

SECTION 17. NOTICES.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

(a)   If to the Transferor:

                  Crestar Bank
                  919 East Main Street
                  Richmond, Virginia 23219
                  Attention: Marke A. Thomas,
                  VP-Securitization Manager
                  TEL:  804-343-9400
                  FAX:  804-782-7155

            with a copy, given in the manner
            prescribed above, to:

                  Linda Rigsby, Esquire
                  Sr. VP and General Counsel
                  919 East Main Street
                  Richmond, Virginia 23219
                  TEL:  804-
                  FAX:  804-782-7244

(b) If to the Depositor:

                  Crestar Securitization, LLC
                  919 East Main Street
                  Richmond, Virginia 23219
                  Attn:  Eugene S. Putnam, President

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

SECTION 18. SEVERABILITY OF PROVISIONS.

      Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Financed Student Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 19. GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, NOTWITHSTANDING ANY VIRGINIA OR OTHER CONFLICT OF LAWS PROVISIONS TO THE CONTRARY.

SECTION 20. AGREEMENT OF THE TRANSFEROR.

      The Transferor agrees to execute and deliver such instruments and take such actions as the Depositor or the Eligible Lender Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of the Eligible Lender Trustee or the Depositor and any of their transferees in the Financed Student Loans and other assets assigned to the Trust.

SECTION 21. SURVIVAL.

      The Transferor agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Depositor, notwithstanding any investigation heretofore or hereafter made by the Depositor or on the Depositor's behalf, and that the representations, warranties and agreements made by the Transferor herein or in any such certificate or other instrument shall survive the delivery of and payment for the Financed Student Loans.

SECTION 22. ASSIGNMENT; THIRD PARTY BENEFICIARY.

      The Transferor hereby acknowledges that the Depositor will assign this Agreement and all its rights hereunder to the Issuer, which will further assign them to the Indenture Trustee for the benefit of the Noteholders. The Transferor agrees that, upon the execution of the Indenture, the Indenture Trustee will have all such rights and remedies provided to the Depositor hereunder and this Agreement will inure to the benefit of the Indenture Trustee. The Indenture Trustee shall constitute not only an assignee of the Depositor's rights in accordance with this Section but also an intended third party beneficiary of this Agreement to the extent necessary to enforce such rights and to obtain the benefit of such remedies.

SECTION 23. MISCELLANEOUS.

(a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(c) It is the express intent of the parties hereto that the conveyance of the Financed Student Loans by the Transferor to the Eligible Lender Trustee on behalf of the Depositor as contemplated by this Agreement be construed as a sale of the Financed Student Loans by the Transferor to the Eligible Lender Trustee on behalf of the Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Financed Student Loans by the Transferor to the Eligible Lender Trustee on behalf of the Depositor or any assignee of the Eligible Lender Trustee on behalf of the Depositor, including, but not limited to, the Eligible Lender Trustee on behalf of the Issuer, or the Indenture Trustee, to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Financed Student Loans are held to be property of the Transferor then (a) this Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the Virginia Uniform Commercial Code and the Uniform Commercial Code of any other state as necessary; (b) the conveyance provided for herein shall be deemed to be a grant by the Transferor to the Eligible Lender Trustee on behalf of the Depositor of a security interest in all of the Transferor's right, title and interest in and to the Financed Student Loans and all amounts payable to the holder of the Financed Student Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Trust Accounts, whether in the form of cash, instruments, securities or other property; (c) the possession by the Depositor or its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Virginia Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Transferor and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Financed Student Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Basic Documents.

      IN WITNESS WHEREOF, the Transferor, the Depositor and the Eligible Lender Trustee have caused this Sales Agreement to be executed under seal and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       CRESTAR BANK,


                                       By:  ____________________________[SEAL]
                                       Its: _____________________________


                                       CRESTAR SECURITIZATION, LLC

                                       By:      CRESTAR SP CORPORATION,
                                          its Manager


                                          By: __________________________[SEAL]
                                          Its: __________________________


                                       --------------------------------,
                                       not in its individual capacity, but
                                       solely as Eligible Lender Trustee


                                          By: __________________________[SEAL]
                                          Its: __________________________

                                                                       EXHIBIT A

                                 ASSIGNMENT FOR
                             FINANCED STUDENT LOANS

      For value received, in accordance with the Sales Agreement (the "Sale Agreement") dated as of ___________, _____, among the undersigned, as Transferor (the "Transferor"), Crestar Securitization, LLC (the "Depositor"), and _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the Transferor does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Depositor, without recourse (subject to the obligations set forth in the Sales Agreement), all right, title and interest of the undersigned in and to (i) the Financed FFELP Loans, the Financed HEAL Loans and the Financed Private Loans set forth on Schedule A to the Transfer and Servicing Agreement and all obligations of the Obligors thereunder, including all monies paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments to the Cut-off Date) on or after the Cut-off Date, including the right to enforce such FFELP Loans, HEAL Loans and Private Loans in the same manner and to the same extent as the Transferor would have the power to do but for the execution and delivery of the Transfer and Servicing Agreement,
(ii) all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon) and (iii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Depositor of any obligation of the Transferor to the borrowers of Initial Financed Student Loans or any other person in connection with the Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

      In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedule A to the Assignment Agreement in favor of the Eligible Lender Trustee on behalf of the Depositor, without recourse (subject to the obligations set forth in the Sales Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sales Agreement and is to be governed by the Sales Agreement.

      Capitalized terms used but not defined herein shall have the meaning assigned to them in Exhibit A to the Transfer and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed under seal as of [_______,] 19__.

                                       CRESTAR BANK


                                       By:  ____________________________[SEAL]
                                       Name:  ______________________
                                       Title:    ______________________

                                                                       EXHIBIT B
                                                                          TO THE
                                                                 SALES AGREEMENT

                         SUBSEQUENT ASSIGNMENT AGREEMENT

      SUBSEQUENT ASSIGNMENT AGREEMENT, dated as of __________, _____, among CRESTAR BANK, a Virginia banking corporation, as Transferor (the "Transferor"), CRESTAR SECURITIZATION, LLC., a Virginia limited liability company (the "Depositor"), and ________________________________, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee of the Depositor (the "Eligible Lender Trustee").

                                   WITNESSETH:

      WHEREAS, the Transferor, the Depositor and the Eligible Lender Trustee are parties to the Sales Agreement dated as of __________, (as amended or supplemented, the "Sales Agreement");

      WHEREAS, in accordance with the Sales Agreement, the Transferor desires to convey the [Financed FFELP Loans, Financed HEAL Loans and Financed Private Loans] referred to in Section 2 hereof (the "Subsequent Financed Student Loans") to the Eligible Lender Trustee on behalf of the Depositor; and

      WHEREAS, the Eligible Lender Trustee and the Depositor are willing to accept such conveyance subject to the terms and conditions hereof.

      NOW, THEREFORE, the parties hereto hereby agree, intending to be legally bound hereby, as follows:

      1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Exhibit A to the Transfer and Servicing Agreement, which also contains rules of construction and usage that shall be applicable herein.

            In addition, the following terms have the following meanings:

            "Subsequent Cut-off Date" means, with respect to each Subsequent Financed Student Loan, the date specified as such on Schedule A hereto.

            "Subsequent Finance Period" means [_______].

            "Transfer Date" means ____________.

      2. Schedule of Subsequent Financed Student Loans. Attached hereto as Schedule A is a Schedule listing the Subsequent Financed Student Loans to be conveyed on the Subsequent Finance Date to the Eligible Lender Trustee on behalf of the Depositor pursuant to the Sales Agreement. [Attached hereto as Schedule B is a list of Financed Student Loans conveyed to the Transferor by the Eligible Lender Trustee on behalf of the Depositor in exchange for the Subsequent Financed Student Loans conveyed. Such Schedules shall be deemed to modify the Schedule of Financed Student Loans attached as Schedule A to the Sales Agreement to (i) add the Subsequent Financed Student Loans and (ii) delete the Financed Student Loans.]

      3.    Conveyance of Subsequent Financed Student Loans.

            (a) The Transferor does hereby contribute, transfer, assign, set over and otherwise convey, without recourse (subject to the obligations set forth in the Sales Agreement), to the Eligible Lender Trustee on behalf of the
Depositor:

                  (i) all right, title and interest in and to each Subsequent Financed Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the Subsequent Cut-off
      Date), and all written communications received by the Transferor with respect thereto and still retained by the Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferments or forbearances), on and after the Subsequent Cut-off Date; and

                  (ii) the proceeds of any and all of the foregoing.

            (b) In consideration therefor, the Depositor shall:

                  (i) pay the Subsequent Financing Purchase Price to the Transferor; or

                  (ii) cause the Eligible Lender Trustee to transfer, assign, set over and otherwise convey, without recourse (subject to the obligations set forth in the Sales Agreement), to convey to the Transferor the Financed Student Loans listed on Schedule B.

      4. Representations and Warranties of the Transferor. The Transferor hereby makes the representations and warranties contained in Sections 4 and 5 of the Sales Agreement to the Depositor as of the date of the Sales Agreement and as of the Subsequent Finance Date. In addition, the Transferor represents and warrants to the Depositor that:

            (a) Principal Balances. (i) The aggregate principal balance of the Consolidation Loans, the HEAL Consolidation Loans, the Serial Loans and the other Student Loans that are listed on Schedule A attached hereto and conveyed to the Eligible Lender Trustee on behalf of the Depositor pursuant to the Sales Agreement as of the Subsequent Cut-off Date is $________, $________, $_______ and $________, respectively; (ii) the aggregate principal balance of the Financed Student Loans listed on Schedule B attached hereto is $_______; (iii) the Consolidation Prepayments on deposit in the Collection Account are $________; and (iv) the Adjustment Payment for the Subsequent Finance Date is $________, which amount shall be payable [by] [to] the Transferor.

      5. Conditions Precedent. The obligation of the Depositor to acquire the Subsequent Financed Student Loans hereunder is subject to the satisfaction, on or prior to the Subsequent Finance Date, of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Transferor with respect to itself and the Subsequent Financed Student Loans shall be true and correct in all material respects as of the date of the Sales Agreement and as of the Subsequent Finance Date.

            (b) Sales Agreement Conditions. Each of the conditions set forth in
Section 9(c) of the Sales Agreement shall have been satisfied, and the Depositor shall have received a certificate of an Authorized Officer of the Transferor to that effect substantially in the form of Annex C hereto.

            (c) Delivery of Assignment. The Transferor shall have delivered an Assignment substantially in the form of Annex A hereto.

      Upon the satisfaction of the conditions set forth in this Section 5, the Eligible Lender Trustee on behalf of the Depositor shall have executed and delivered to the Transferor an Assignment, substantially in the form of Annex B hereto, with respect to any Financed Student Loans to be conveyed to the Transferor pursuant to Section 8 of the Sales Agreement, and the Depositor shall pay to the Transferor the Subsequent Financing Purchase Price in immediately available funds.

      6. Counterparts. This Sales Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

      7. Governing Law. This Sales Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      8. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Sales Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Subsequent Assignment Agreement to be duly executed under seal and delivered by their respective duly authorized officers as of the day and the year first above written.

                                    CRESTAR SECURITIZATION, LLC

                                    By:   CRESTAR SP CORPORATION,
                                          its Manager


                                    By:________________________________[SEAL]
                                    Name:
                                     Title:


                                    CRESTAR BANK


                                    By:________________________________[SEAL]
                                    Name:
                                     Title:


                                    --------------------------------,
                                    not in its individual capacity but solely
                                       as
                                    Eligible Lender Trustee


                                    By:________________________________[SEAL]
                                    Name:
                                     Title:

                                                                         ANNEX A
                                                               TO THE SUBSEQUENT
                                                            ASSIGNMENT AGREEMENT

                                   ASSIGNMENT

      For value received, in accordance with the Sales Agreement (the "Sales Agreement") dated as of _____________, ___, among the undersigned, as Transferor (the "Transferor"), Crestar Securitization, LLC, (the "Depositor"), _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Subsequent Assignment Agreement dated as of _____________, ___, (the "Subsequent Assignment Agreement") among the Transferor, the Depositor and the Eligible Lender Trustee, the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Depositor, without recourse (subject to the obligations set forth in the Sales Agreement), all right, title and interest of the undersigned in and to (i) the Subsequent Financed Student Loans and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-off Date) after the related Subsequent Cut-off Date and (ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Depositor of any obligation of the Transferor to the borrowers of such Subsequent Financed Student Loans or any other person in connection with the Subsequent Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

      In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Subsequent Financed Student Loan described in Schedule A to the Subsequent Assignment Agreement in favor of the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sales Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sales Agreement and the Subsequent Assignment Agreement and is to be governed by the Sales Agreement and the Subsequent Assignment Agreement.

      Capitalized terms used but not defined herein shall have the meaning assigned to them in the Sales Agreement or in Exhibit A to the Transfer and Servicing Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed under seal as of _____.

                                    CRESTAR BANK


                                    By:________________________________[SEAL]
                                    Name:
                                     Title:

                                                                         ANNEX B
                                                               TO THE SUBSEQUENT
                                                            ASSIGNMENT AGREEMENT

                                   ASSIGNMENT

      For value received, in accordance with the Sales Agreement (the "Sales Agreement") dated as of ____________, ____, among the Crestar Securitization, LLC (the "Depositor"), Crestar Bank (the "Transferor") and _______________________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Subsequent Assignment Agreement dated as of ____________, ____ (the "Subsequent Assignment Agreement") among the Transferor, the Depositor and the Eligible Lender Trustee, the Depositor and Eligible Lender Trustee on behalf of the Depositor do hereby contribute, assign, transfer and otherwise convey unto the Transferor, without recourse (subject to the obligations set forth in the Sales Agreement), all right, title and interest of the undersigned in and to (i) the Financed Student Loans set forth on Schedule B to the Subsequent Assignment Agreement and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-off Date) after the related Subsequent Cut-off Date and (ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Transferor of any obligation of the Depositor or the Eligible Lender Trustee on behalf of the Depositor to the borrowers of such Financed Student Loans or any other person in connection with such Financed Student Loans or any agreement or instrument relating to any of them, except to the extent required by the Higher Education Act or the HEAL Act, as the case may be.

      In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedule B to the Subsequent Assignment Agreement in favor of the Transferor, without recourse, against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sales Agreement and the Subsequent Assignment and is to be governed by the Sales Agreement and the Subsequent Assignment Agreement.

      Capitalized terms used but not defined herein shall have the meaning assigned to them in the Sales Agreement or in Exhibit A to the Transfer and Servicing Agreement.

      IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed under seal as of ______.

                                    CRESTAR SECURITIZATION, LLC

                                    By:   CRESTAR SP CORPORATION,
                                          its Manager

                                    By:________________________________[SEAL]
                                    Name:
                                     Title:


                                    ---------------------------------------,
                                    not in its individual capacity but solely as Eligible Lender Trustee


                                    By:________________________________[SEAL]
                                      Name:
                                     Title:

                                                                         ANNEX C
                                                               TO THE SUBSEQUENT
                                                            ASSIGNMENT AGREEMENT

                              OFFICER'S CERTIFICATE
                        REQUIRED BY SECTION 5 (c) OF THE
                         SUBSEQUENT ASSIGNMENT AGREEMENT

      The undersigned, _____________________, a _____________ of Crestar Bank, a
Virginia banking corporation (the "Transferor"), hereby certifies for and on behalf of the Transferor as follows:

      1. This Certificate is given pursuant to the Sales Agreement (the "Sales Agreement"), dated as of __________, ____, among the Transferor, the Crestar Securitization, LLC (the "Depositor") and ________________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Subsequent Assignment Agreement dated as of ____________, ____ (the "Subsequent Assignment Agreement") among the Transferor, the Depositor and the Eligible Lender Trustee, in connection with the transfer of certain Subsequent Financed Student Loans on the date hereof;

      2. Any words or phrases capitalized in this Certificate but not defined herein shall have the meaning assigned thereto in the Sales Agreement;

      3. The undersigned is an Authorized Officer of the Transferor; and

      4. With respect to the transfer on the date hereof of Subsequent Financed Student Loans and the other property and rights related thereto as described in Sections 8 and 9 of the Sales Agreement, each of the conditions precedent set forth in Section 9(c) of the Sales Agreement has been satisfied on or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, has caused this certificate to be executed under seal and delivered as of this ____ day of ________, ____.

                                    CRESTAR BANK


                                    By:  ______________________________[SEAL]
                                      Name:
                                      Its:

                                                                      SCHEDULE A
                                                               TO THE SUBSEQUENT
                                                            ASSIGNMENT AGREEMENT


                 [List of Subsequent Financed Student Loans]

                                                                      SCHEDULE B
                                                               TO THE SUBSEQUENT
                                                            ASSIGNMENT AGREEMENT


                         [List of Financed Student Loans
                        to be Conveyed to the Transferor]

                                   SCHEDULE A

                             FINANCED STUDENT LOANS








                                  Schedule A-1